UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2010

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32626	32-0064979
(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 370
South San Francisco, CA 94080
(Address of principal executive offices and Zip Code)

(650) 588-6404
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2010, the Board of Directors (the “Board”) of Hana Biosciences, Inc. (the “Company”) appointed Robert J. Spiegel, M.D., as a director of the Company.  Dr. Spiegel was also appointed to serve as a member of the Board’s audit committee.  As a non-employee director of the Company, Dr. Spiegel will receive the standard compensation applicable to the Company’s non-employee directors, the terms of which are described in the summary incorporated by reference as Exhibit 10.4 into the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  A copy of the press release issued August 5, 2010, announcing Dr. Spiegel’s appointment to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

As previously disclosed in the Company’s Current Report on Form 8-K filed on June 11, 2010, pursuant to the terms of the Investment Agreement dated June 7, 2010, entered into among the Company and Warburg Pincus Private Equity X, L.P. and Warburg Pincus X Partners, L.P. (together, “Warburg Pincus”), Warburg Pincus has the right to designate five of nine members of the Board.  As also previously disclosed in such report, Warburg Pincus previously designated Jonathan Leff, Nishan DeSilva and Andrew Ferrer for appointment.  Dr. Spiegel is the fourth of Warburg Pincus’ director designees.

On July 30, 2010, the Board also made the following appointments to its Audit, Compensation and Nominating & Corporate Governance Committees:

Audit:  Paul Maier, Leon Rosenberg and Robert Spiegel
Compensation:  Nishan DeSilva, Howard Furst and Jonathan Leff
Nominating & Corporate Governance:  Leon Rosenberg, Nishan DeSilva and Andrew Ferrer

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release issued on August 5, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2010	Hana Biosciences, Inc.

	By:	/s/ Craig W. Carlson
Craig W. Carlson
Chief Financial Officer

Exhibits Filed With This Report

Exhibit No.	Description

99.1	Press release issued on August 5, 2010.